UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

Inozyme Pharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-39397 (Commission File Number)	38-4024528 (IRS Employer Identification No.)

321 Summer Street, Suite 400 Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 330-4340

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INZY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2021, Inozyme Pharma, Inc. (the “Company”) entered into an amended and restated consulting agreement (the “Consulting Agreement”) with Danforth Advisors, LLC (“Danforth”), pursuant to which Danforth will, in addition to providing finance, accounting and administrative functions, provide interim chief financial officer services to be provided to the Company by Stephen J. DiPalma, managing director of Danforth. The Company will pay Danforth an agreed upon hourly rate for such services and will reimburse Danforth for expenses. The Consulting Agreement may be terminated by the Company or Danforth with cause, upon 30 days prior written notice, and without cause, upon 60 days prior written notice.

The Board of Directors of the Company has appointed Mr. DiPalma as interim Chief Financial Officer, effective as May 15, 2021 (the “Effective Date”). In connection with his appointment, Mr. DiPalma will serve as the Company’s principal financial officer and principal accounting officer.

In addition, the Company has also granted Mr. DiPalma an option to purchase 15,000 shares of the Company’s common stock (the “Option”) under the Company’s 2020 Stock Incentive Plan at an exercise price equal to the closing price of the common stock on the Nasdaq Global Select Market on the Effective Date. The shares underlying the Option shall vest as to 50% of the shares underlying the Option on the date that is 180 days following the Effective Date and as to the remaining 50% of the shares underlying the Option on the first anniversary of the Effective Date, provided that Mr. DiPalma is providing the Services to the Company on each such vesting date.

Mr. DiPalma, age 62, has served as a managing director at Danforth, a financial consultancy firm specializing in working with life sciences companies, since April 2014. Prior to and during his tenure at Danforth, Mr. DiPalma has served as chief financial officer to a number of public and privately held companies. Mr. DiPalma received a B.S. in finance and management information systems from the University of Massachusetts-Lowell and an M.B.A. from Babson College. Mr. DiPalma has no family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. DiPalma and any other person pursuant to which he was elected as an officer of the Company.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Consulting Agreement, dated May 6, 2021, by and between the Company and Danforth Advisors, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOZYME PHARMA, INC.

Date: May 7, 2021	By:	/s/ Axel Bolte
Name: Axel Bolte
Title: President and Chief Executive Officer